Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$26,361,610
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,533,270
Dividend Income	4,648
Interest Income	4,786
ETF Transaction Fees	3,150
Total Income (Loss)	$29,907,464

Expenses
General Partner Management Fees	$196,713
Professional Fees	50,189
Brokerage Commissions	23,174
Directors' Fees and insurance	7,256
SEC & FINRA Registration Expense	21,300
Total Expenses	$298,632
Net Income (Loss)	$29,608,832

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/21	$318,398,892
Additions (450,000 Shares)	8,597,727
Withdrawals (2,000,000 Shares)	(37,204,024)
Net Income (Loss)	29,608,832

Net Asset Value End of Month	$319,401,427
Net Asset Value Per Share (16,600,000 Shares)	$19.24

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596